UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2010

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33531	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation

On September 17, 2010, the Company closed on the private sale of units (the “Units”) comprising an aggregate of $220,000 in 8% subordinated secured convertible promissory notes (the “Notes”) and an aggregate of 2,200,000 warrants to purchase common stock of the Company (the “Warrants”).  The Units were sold for cash at a price equal to the face value of the Notes.  Net cash proceeds to the Company after deducting offering expenses including commissions and expenses paid to the placement agent totaled $218,000.

The Notes bear interest at 8% per year, payable quarterly in cash, additional Notes, or in registered common stock of the Company, at the option of the Company, and mature on May 6, 2013.  The Notes can be converted into shares of the Company's common stock at any time, initially at a conversion price of $0.10 per share. The Notes will automatically convert into shares of the Company’s common stock in the event (i) there is an effective registration statement registering the resale under the Securities Act of 1933 (“Securities Act”) of the underlying stock (“Conversion Shares”) or the Conversion Shares are eligible to be resold without restriction or limitation under Rule 144 under the Securities Act, and (ii)  the closing bid price of the Company’s common stock as quoted on the OTC Bulletin Board or other principal trading market is at least $0.25 per share for 20 out of 30 consecutive trading days with an average daily trading volume of at least one million shares.  The Notes are secured by a subordinated lien on all assets of the Company.

Each Warrant entitles the holder to purchase one share of the Company's common stock at a price of $0.20 per share, and contains customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all the Company’s assets) and piggyback registration rights.  The Warrants expire May 6, 2015.

The Units were sold as part of a private offering initiated in March 2010 (the “Private Offering”).  Under the Private Offering, on May 6, 2010 and June 24, 2010, the Company closed on the sale of Notes and Warrants, pursuant to which the Company entered into subscription agreements for an aggregate subscription price of $6,800,000.  Consideration for the Notes and Warrants sold on May 6, 2010 and June 24, 2010 comprised $5,565,000 in cash and $1,235,000 from the conversion of existing obligations of the Company into the Notes.  After deducting offering expenses including commissions and expenses paid to GVC Capital LLC (the “Placement Agent”), net cash proceeds to the Company from such sales totaled $5,057,881.

On September 17, 2010, the Company and the Placement Agent terminated the Private Offering.

With the proceeds from the Private Offering, the Company plans to invest in advertising and marketing programs to support its direct-to-consumer business, provide general working capital, pay commissions and expenses to the Placement Agent, and repay certain outstanding obligations.

The Private Offering and sale of Notes and Warrants was conducted in reliance upon exemptions from registration requirements under the Securities Act, including, without limitation, those under Regulation D promulgated under the Securities Act.  The Notes and Warrants were offered and sold only to investors who are “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act.

The Notes and Warrants sold to date have not been registered under the Securities Act and may not be reoffered or resold in the United States absent registration or an applicable exemption from registration.

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

DATED: September 22, 2010	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer